Exhibit 99.1

ZOVIO INC REPORTS UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 31, 2022, Zovio Inc, a Delaware corporation (“Zovio” or the “Company”), entered into and simultaneously closed a new asset purchase agreement (the “New Asset Purchase Agreement”), pursuant to which Zovio sold to UAGC all of the remaining assets of Zovio related to the UAGC Services Business (the “Transaction”). In connection with the Transaction, the parties terminated the UAGC/Zovio Agreements. In addition, UAGC (and, where applicable, UofA) (a) paid to Zovio cash in the amount of $1.00, (b) assumed all obligations under Zovio’s business contracts associated with the UAGC Services Businesses, including the lease for the facilities occupied by the UAGC Services Business located in Chandler, Arizona, which has a remaining term of eight years and approximately $20.0 million in rent obligations, (c) released Zovio from all remaining obligations under the UAGC/Zovio Agreements, including from all indemnification obligations under the Original Asset Purchase Agreement and all minimum payment guarantees under the UAGC Services Agreement, and (d) granted Zovio a general release of all claims. In addition, UAGC hired substantially all of the UAGC Services Business employees (as determined by UAGC). In turn, Zovio (i) paid to UAGC cash in the amount of $5.5 million, reflecting the allocated minimum payment owed by Zovio to UAGC for the month of July 2022, (ii) paid to UAGC cash in the amount of $5.0 million, and assigned to UAGC the right to a security deposit in the amount of $2.7 million, for assumption of Zovio’s obligations under the Chandler lease, (iii) granted UAGC the right to any refund achieved by Zovio after the closing of the Transaction from the State of California as a result of its appeal of that certain judgment set forth in the Statement of Decision issued by the Superior Court of the State of California, County of San Diego on March 3, 2022, (iv) released UAGC from all remaining obligations under the UAGC/Zovio Agreements, and (v) granted UAGC and UofA a general release of all claims.
The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”). The final application of GAAP to the New Asset Purchase Agreement may differ from what is presented in these unaudited pro forma financial statements.
The unaudited pro forma condensed consolidated financial statements of the Company presented in this Exhibit 99.1 were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Transaction. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.
The unaudited pro forma condensed consolidated balance sheet assumes that the Transaction had occurred on June 30, 2022. The unaudited pro forma condensed consolidated income statements are presented as if the Transaction had occurred on January 1, 2021. The unaudited combined consolidated pro forma financial statements presented in this Form 8-K should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with the Company’s historical consolidated financial statements:
•Zovio audited consolidated financial statements and related notes thereto as of December 31, 2021 and for the year ended December 31, 2021 as reported on Form 10-K;
•Zovio unaudited condensed consolidated financial statements and related notes thereto as of June 30, 2022 and for the six months ended June 30, 2022 as reported on Form 10-Q.
The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the New Asset Purchase Agreement, (b) directly attributable to the previous disposition of TutorMe on May 23, 2022 and (c) are factually supportable. See Current Report on Form 8-K filed on May 23, 2022 for further information on the TutorMe disposition. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.
The Company has determined that the Transaction does not meet the definition of discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Presentation of Financial Statements (“ASC 205”). Therefore, pro forma adjustments included within the unaudited pro forma consolidated statements of operations for the years ended December 31, 2021 and period ended June 30, 2022 are reflected in Zovio’s pro forma income (loss) from continuing operations.
The unaudited pro forma condensed consolidated financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Transaction occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the Transaction.

Exhibit 99.1
ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	As of June 30, 2022
	Historical	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$20,812	$(10,500)	[A]	$10,312
Restricted cash	6,079	(2,680)	[A]	3,399
Investments	227	—		227
Accounts receivable, net	4,951	—		4,951
Prepaid expenses and other current assets	8,633	(4,409)	[A]	4,224
Total current assets	40,702	(17,589)		23,113
Property and equipment, net	1,100	—		1,100
Operating lease assets	17,358	—		17,358
Goodwill and intangibles, net	23,915	—		23,915
Other long-term assets	2,358	(265)	[A]	2,093
Total assets	$85,433	$(17,854)		$67,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,523	$(5,046)	[B]	$30,477
Deferred revenue and student deposits	7,405	—		7,405
Total current liabilities	42,928	(5,046)		37,882
Rent liability	32,864	(14,375)	[B]	18,489
Other long-term liabilities	3,036	(165)	[B]	2,871
Total liabilities	78,828	(19,586)		59,242
Total stockholders’ equity	6,605	1,732		8,337
Total liabilities and stockholders’ equity	$85,433	$(17,854)		$67,579

Exhibit 99.1

ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended June 30, 2022
	Historical	UAGC Transaction Adjustments	TutorMe Sale Adjustments		Pro Forma

Revenue	$109,282	$(91,386)	$(4,548)	[C]	$13,348
Other revenue	3,731	(3,731)	—	[C]	—
Revenue and other revenue	$113,013	$(95,117)	$(4,548)		$13,348
Costs and expenses:
Technology and academic services	35,788	(22,368)	(2,495)	[D]	10,925
Counseling services and support	39,036	(37,493)	—	[D]	1,543
Marketing and communication	40,186	(33,840)	(1,109)	[D]	5,237
General and administrative	14,958	(4,628)	(1,335)	[D]	8,995
Legal expense	920	—	—		920
Restructuring and impairment expense	35,887	(35,887)	—	[E]	—
Gain on transactions, net	(45,689)	(5,814)	51,503	[F]	—
Total costs and expenses	121,086	(140,030)	46,564		27,620
Operating loss	(8,073)	44,913	(51,112)		(14,272)
Other expense, net	(3,951)	—	—		(3,951)
Loss before income taxes	(12,024)	44,913	(51,112)		(18,223)
Income tax expense	86	—	—		86
Net loss	$(12,110)	$44,913	$(51,112)		$(18,309)

Loss per share:
Basic	$(0.36)				$(0.54)
Diluted	$(0.36)				$(0.54)
Weighted average number of common shares outstanding used in computing loss per share:
Basic	33,844	—	—		33,844
Diluted	33,844	—	—		33,844

Exhibit 99.1
ZOVIO INC
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Year Ended December 31, 2021
	Historical	UAGC Transaction Adjustments	TutorMe Sale Adjustments		Pro Forma

Revenue	$253,099	$(222,859)	$(7,827)	[C]	$22,413
Other revenue	9,934	(9,934)	—	[C]	—
Revenue and other revenue	$263,033	$(232,793)	$(7,827)		$22,413
Costs and expenses:
Technology and academic services	70,663	(47,727)	(3,652)	[D]	19,284
Counseling services and support	89,514	(87,220)	—	[D]	2,294
Marketing and communication	85,328	(76,768)	(2,159)	[D]	6,401
General and administrative	43,160	(10,085)	(3,280)	[D]	29,795
Legal expense	14,335	—	—		14,335
Restructuring and impairment expense	2,641	33,246	—	[E]	35,887
Gain on transactions, net	—	7,814	(51,503)	[F]	(43,689)
Total costs and expenses	305,641	(180,740)	(60,594)		64,307
Operating loss	(42,608)	(52,053)	52,767		(41,894)
Other income, net	130	—	—		130
Loss before income taxes	(42,478)	(52,053)	52,767		(41,764)
Income tax benefit	(129)	—	—		(129)
Net loss	$(42,349)	$(52,053)	$52,767		$(41,635)

Loss per share:
Basic	$(1.27)				$(1.25)
Diluted	$(1.27)				$(1.25)
Weighted average number of common shares outstanding used in computing loss per share:
Basic	33,256	—	—		33,256
Diluted	33,256	—	—		33,256

Exhibit 99.1

ZOVIO INC
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The following estimated pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and or the unaudited pro forma consolidated income statements:

A.Reflects the estimated assets transferred in accordance with the transaction with UAGC, dated as of July 31, 2022. Zovio paid to UAGC cash in the amount of $5.5 million, reflecting the allocated minimum payment owed by Zovio to UAGC for the month of July 2022, as well as other cash in the amount of $5.0 million. Zovio also assigned to UAGC the right to a security deposit in the amount of $2.7 million, for assumption of Zovio’s obligations under the Chandler lease.

B.Reflects the estimated liabilities transferred in accordance with the transaction with UAGC, dated as of July 31, 2022. UAGC assumed all obligations under Zovio’s business contracts associated with the UAGC Services Businesses, including the lease for the facilities located in Chandler, Arizona, which has a remaining approximately $20.0 million in rent obligations (both current and long-term).

C.Reflects the elimination of historical UAGC revenues or the TutorMe revenues from operations for each period noted.

D.Reflects the elimination of historical UAGC operational expenses or the TutorMe operation expenses for each period noted.

E.Reflects the impairment expenses relating to the long-lived assets impaired due to the transfer of assets in relation to the transaction with UAGC, dated as of July 31, 2022.

F.Represents the gain on the sale of TutorMe, dated May 23, 2022, partially offset by the loss on transaction with UAGC, dated as of July 31, 2022, including the write-off of the net asset adjustment